INDEMNIFICATION AGREEMENT

         This indemnity is made part of an agreement, dated July 25, 2000 (which together with any renewals, modifications or extensions thereof, is herein referred to as the "Agreement") by and between Alvarez & Marsal, Inc. ("A&M"), Joseph A. Bondi (the "Officer") and Integrated Health Services, Inc. (the "Company") for services to be rendered to the Company by A&M.

A. The Company agrees to indemnify and hold harmless each of A&M, its partners, employees, agents and representatives (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities, penalties, obligations and expenses (including the costs for counsel or others as and when incurred in investigating, preparing or defending any action or claim, whether or not in connection with litigation in which any Indemnified Party is a party, or enforcing this agreement) caused by, relating to, based upon or arising out of (directly or indirectly) the Indemnified Parties' acceptance of or the performance or non-performance of their obligations under the Agreement, provided, however, such indemnity shall not apply to any such loss, claim, damage, liability or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct (an "Excluded Liability"). The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of A&M, except to the extent of any such liability for losses, claims, damages, liabilities or expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct. The Company further agrees that it will not, without the prior consent of an Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which such Indemnified Party seeks indemnification hereunder (whether or not such Indemnified Party is an actual party to such claim, action, suit or proceedings) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liabilities arising out of such claim, action, suit or proceeding.

B. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to the Indemnified Parties.

C. If any action, proceeding or investigation is commenced to which any Indemnified Party proposes to demand indemnification hereunder, such Indemnified Party will notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action. The Company shall promptly pay expenses reasonably incurred by any Indemnified Party in defending or settling any action, proceeding or investigation in which such Indemnified Party is a party or is threatened to be made a party by reason of the engagement under the Agreement, in advance of the final disposition of such action, proceeding, or investigation upon submission of invoices therefor. Each Indemnified Party hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding or investigation in which an Indemnified Party is a party is also against the Company, the Company may, in lieu of advancing the expenses of separate counsel for such Indemnified Party provide such Indemnified Party with legal representation by the same counsel who represents the Company, provided such counsel is reasonably satisfactory to such Indemnified Party, at no cost to such Indemnified Party; provided, however, that if such counsel or counsel to the Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and the Company such counsel is unable to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to use separate counsel of its own choice, and the Company shall promptly advance its reasonable expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent an Indemnified Party from using separate counsel of its own choice at its own expense. The Company will be liable for any settlement of any claim against an Indemnified Party made with the Company's written consent, which consent shall not be unreasonably withheld.

D. In order to provide for just and equitable contribution if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification: then the Company, on the one hand, and the Indemnified Parties, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses so that the Indemnified Parties are responsible in the aggregate for a percentage of losses, claims, damages, liabilities and expenses equal to a fraction, the numerator of which is the fees previously received by the Indemnified Parties pursuant to this Agreement (less any amounts previously paid by the Indemnified Parties through application of the provisions of this paragraph), and the denominator of which is the market value of the outstanding shares of the Company's common stock on the date hereof, and the Company shall be responsible for the remainder of such losses, claims, damages, liabilities and expenses; provided however, that if such allocation is not permitted by applicable law, then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities and costs and other relevant equitable considerations shall also be considered; and further provided that in no event will the Indemnified Parties'

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

aggregate contribution for all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received by the Indemnified Parties pursuant to the Agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution hereunder from any person who is not also found liable for such fraudulent misrepresentation.

E. In connection with the process of seeking judicial authorization for the Agreement and the engagement of A&M, and in the event the Company's case under chapter 11 of the United States Bankruptcy Code is converted to one under chapter 7 and the Company and A&M seek judicial approval for the assumption of the Agreement or authorization to enter into a new engagement agreement pursuant to either of which A&M would continue to be engaged by the Company, the Company shall promptly pay expenses reasonably incurred by the Indemnified Parties, including attorneys' fees and expenses, in connection with any motion, action or claim made either in support of or in opposition to any such retention or authorization whether in advance of or following any judicial disposition of such motion, action or claim promptly upon submission of invoices therefor and, in the event of a conversion of the chapter 11 case to one under Chapter 7, regardless of whether such retention or authorization is approved by any court provided that the indemnified parties will give the Company prior notice if their counsel will attend or participate in any court hearing. The Company will also promptly pay the Indemnified Parties for any expenses reasonable incurred by them, including attorneys' fees and expenses, in seeking payment of all amounts owed it under the Agreement (or any new engagement agreement) whether through submission of a fee application or in any other manner, without offset, recoupment or counterclaim, whether as a secured claim, an administrative expense claim, an unsecured claim, a prepetition claim or a postpetition claim.

F. Neither termination of the Agreement nor termination of A&M's engagement nor the conversion of the existing case to one under chapter 7 shall affect these indemnification provisions, which shall hereafter remain operative and in full force and effect.

G. The rights provided herein shall not be deemed exclusive of any other rights to which the Indemnified Parties may be entitled under the certificate of incorporation or bylaws of the Company, any other agreements, any vote of stockholders or disinterested directors of the Company, any applicable law or otherwise.

                                                ACCEPTED AND AGREED:

Alvarez & Marsal, Inc.                          Integrated Health Services, Inc.


By:  /s/ Joseph A. Bondi                        By: /s/ C. Taylor Pickett
    ------------------------                       -----------------------------
    Joseph A. Bondi                                C. Taylor Pickett
    Managing Director                              EVP and CFO


/s/ Joseph A. Bondi
-------------------
Joseph A. Bondi



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